Exhibit 3.73

Phone: (503) 986-2200
Fax: (503) 378-4381	Articles of Organization — Limited Liability Company

Secretary of State
Corporation Division
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327
FilinglnOregon.com

Registry number: 238928-96	(STAMP)

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.
We must release this information to all parties upon request and it will be posted on our website.	For office use only

Please Type or Print Legibly in Black ink. Attach Additional Sheet if Necessary.
1)	Name (Must contain the words “Limited Liability Company” or the abbreviations “LLC” or “L.L.C.”)

LSI Title Company of Oregon, LLC

2)	Duration (Please check one.)

☐ Latest date upon which the Limited Liability Company is to dissolve is

☑ Duration shall be perpetual.

3)	Name of the Initial Registered Agent

C T Corporation System

4)	Address of the Initial Registered Agent (Must be an OREGON Street Address, which is identical to the registered agent’s business office.)

388 State Street, Suite 420

Salem, Oregon 97301

5)	Address Where the Division May Mail Notices

17911 Von Karman Avenue

Irvine CA 92614

6)	Name and Address of Each Organizer

Eileen W. Van Roeyen

171 N. Clark Street

Chicago IL 60601-3294

7)	If This Limited Liability Company is Not Member Managed, Check One Box Below.

☐ This limited liability company is managed by a single manager.

☐ This limited liability company is managed by multiple manager(s).

8)	If rendering a professional service or services, describe the service(s) being rendered.

9)	Optional Provisions (Attach a separate sheet if necessary.)

10)	Execution (The title for each signer must be “Organizer.”)

Signature	Printed Name	Title

Eileen W. Van Roeyen	Eileen W. Van Roeyen	Organizer

Organizer

Organizer

11)	Contact Name (To resolve questions with this filing.)

Eileen W. Van Roeyen

Daytime Phone Number (Include area code.)

312-223-2581

FEES

Required Processing Fee $50 - Confirmation Copy (Optional) $5
Processing Fees are nonrefundable.

Please make check payable to “Corporation Division.”
NOTE:
Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.